Exhibit 99.1

For Immediate Release
Monday, March 15, 2010

For further information contact
Richard J. Jarosinski
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 4230

Press Release

Portec Rail Products, Inc. Reports 2009 Fourth Quarter and Annual Operating Results (unaudited)

PITTSBURGH, PA - Monday, March 15, 2010 - Portec Rail Products, Inc. (NASDAQ Global Market -"PRPX") today announced unaudited net income of $1,443,000 or $0.15 per share for the fourth quarter ended December 31, 2009, and unaudited net income of $6,805,000 or $0.71 per share for the year ended December 31, 2009. These amounts compare to unaudited net income of $1,515,000 or $0.16 per share for the fourth quarter ended December 31, 2008 and unaudited net income of $7,779,000 or $0.81 per share for the year ended December 31, 2008. Per share values are shown as average basic and diluted shares outstanding of 9.6 million for all periods. Net sales during the fourth quarter 2009 were $19.2 million, compared to $24.3 million during the fourth quarter 2008. Net sales for the year ended December 31, 2009 were $92.2 million compared to net sales of $109.0 million for the year ended December 31, 2008.

Richard J. Jarosinski, President and Chief Executive Officer, said, "We believe that our financial results for the fourth quarter and full year 2009 are respectable, considering that we continued to operate in a very challenging economy. During 2009, we succeeded in significantly reducing inventory levels and generated good operational cash flow. During the fourth quarter, we also recognized income tax benefits of $0.02 per share related primarily to the recapture of research and development credits from prior years, and we continued to benefit from a lower interest rate environment. We also developed new product and service features for further expansion of our friction management product group and positioned the company in new markets like China."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is also headquartered in Pittsburgh, Pennsylvania. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company manufactures railway products and material handling equipment in the United Kingdom with operations in Leicester, England and Sheffield, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2008 and Form 10-Q for the period ended September 30, 2009 under the heading "Cautionary Statement Relevant to Forward-looking Statements." Unaudited information at and for the year ended December 31, 2009 is subject to adjustment as a result of the year-end audit. The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

         Portec Rail Products, Inc.
         Consolidated Statements of Income
         (In thousands, except share and per share data)


                                                             Three Months Ended            Twelve Months Ended
                                                                December 31,                  December 31,
                                                       --------------------------------------------------------------
                                                            2009           2008            2009           2008
                                                       --------------------------------------------------------------
                                                                (Unaudited)            (Unaudited)      (Audited)

    Net sales                                            $   19,242     $   24,336     $   92,221      $  109,017
    Cost of sales                                            12,197         16,305         60,871          73,445
                                                       --------------------------------------------------------------
    Gross profit                                              7,045          8,031         31,350          35,572

    Selling, general and administrative                       5,355          5,368         21,626          22,635
    Amortization expense                                        310            308          1,116           1,199
                                                       --------------------------------------------------------------
    Operating income                                          1,380          2,355          8,608          11,738

    Interest expense                                             81            165            298             805
    Other (income) expense, net                                (108)           (10)          (191)            (87)
                                                       --------------------------------------------------------------
    Income before income taxes                                1,407          2,200          8,501          11,020
    Provision (benefit) for income taxes                        (36)           685          1,696           3,241
                                                       --------------------------------------------------------------
    Net income                                           $    1,443     $    1,515     $    6,805      $    7,779
                                                       ==============================================================


    Earnings per share
        Basic and diluted                                  $ 0.15         $ 0.16          $ 0.71         $ 0.81

    Average basic and diluted shares outstanding          9,602,029      9,602,029      9,602,029       9,601,928

         Consolidated Condensed Balance Sheets
         (In thousands)


                                                                   December 31,               December 31,
                                                                       2009                       2008
                                                                --------------------       -------------------
                                                                    (Unaudited)                (Audited)
    Assets
    Current assets                                                  $     48,267             $       44,638
    Property, plant and equipment, net                                    10,260                     10,203
    Goodwill and other intangibles, net                                   42,970                     41,145
    Other assets                                                           1,045                        837
                                                                --------------------       -------------------
        Total assets                                                $    102,542             $       96,823
                                                                ====================       ===================

    Liabilities and Shareholders' Equity
    Current liabilities                                             $     19,157             $       20,832
    Other liabilities and long-term debt obligations                      17,637                     17,815
    Shareholders' equity                                                  65,748                     58,176
                                                                --------------------       -------------------
        Total liabilities and shareholders' equity                  $    102,542             $       96,823
                                                                ====================       ===================
